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                                                                   EXHIBIT 10.37
                             EMPLOYMENT AGREEMENT
                             --------------------



          This Employment Agreement (as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein, this "Agreement") dated as of _________________, 1998, between Brian A. Seigel, an individual residing at 19691 Vista Del Valle, Santa Ana, California 92705 (the "Employee"), and Rockford Industries, Inc., a California corporation (the "Company") with principal offices at 1851 East First Street, Suite 600, Santa Ana, CA 92705.

          WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company, all upon the terms and provisions and subject to the conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          Section 1.  Employment and Term.  The Company hereby employs the
                      -------------------
Employee as Executive Vice President of Marketing of the Company and the Employee hereby accepts such employment, upon the terms and provisions and subject to the conditions set forth below for a term commencing on January 1, 1998 (the "Commencement Date") and terminating on the third anniversary of the Commencement Date, unless sooner terminated as herein provided (the "Employment Term"). This Agreement shall be automatically renewed for successive three (3) year terms after the expiration of the Employment Term and each subsequent renewal term, unless one party or the other gives notice, in writing, at least sixty (60) days prior to the expiration of the Employment Term or renewal term of their desire to terminate the Agreement or modify its terms.

          Section 2.  Employee's Duties.  (a) The Employee shall perform all
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duties and services incident to and not inconsistent with Employee's positions with the Company, including, but not limited to, those duties as are assigned to such offices in the Company's by-laws and such other duties as may from time to time be assigned to him by the Board of Directors of the Company, or otherwise, subject in all cases to the authority and supervision of the Board of Directors of the Company and such limitations as from time to time may be imposed by it.

                  (b) Employee agrees to abide by all policies of the Company promulgated from time to time by the Company.

                  (c)  Except for such business travels as may be incident to his duties hereunder, the Employee shall perform his duties at the Company's offices at the address set forth in the preamble to this Agreement or at such other location within 15 miles of such address.
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                  (d)  The Employee shall devote all of his time (during regular business hours), effort and attention to the business and affairs of the Company and to the furtherance of the interests of the business of the Company. The Employee shall diligently and faithfully perform his duties and services hereunder to the best of his ability and with the highest of professional standards and integrity. The Employee will not, directly or indirectly, engage in any other business or enterprise requiring his personal time or attention, other than: (i) at the direction and for the benefit of the Company; (ii) to the extent approved in writing by the Company; or (iii) personal investments in securities.

          Section 3.  Compensation for Employee's Services.  (a) For the full,
                      ------------------------------------
prompt and faithful performance of all of the duties and services to be performed by the Employee pursuant to Sections 1 and 2 hereof, the Company agrees to pay, and the Employee agrees to accept, during the first year of the Employment Term an annual base salary (the "Salary") equal to $236,250, less all necessary and required federal, state and local payroll deductions, payable in accordance with the usual payroll practices of the Company. For each successive year during the Employment Term (and any renewal term), Employee's Salary shall be increased by the greater of (1) five percent (5%) or (ii) the percentage increase in the Consumer Price Index for the previous calendar year.

                  (b) In addition to the Salary, each year during the Employment Term (and any renewal term) Employee shall be eligible to receive a bonus pursuant to the terms and conditions of each Annual Bonus Plan established by the Company's Board of Directors. The target for each annual bonus shall be twenty-five percent (25%) of Employee's Salary. The specific criteria and levels in each Annual Bonus Plan shall be established in the discretion of the Board of Directors but will include consideration for Company performance, including earnings per share and originations, and Employee's individual performance. The Board of Director's shall communicate the terms of the Annual Bonus Plan to Employee on or before January 31st each year during the Employment Term (and any renewal term).

                  (c) For each calendar year during the Employment Term (and any renewal term), Employee shall be entitled to paid vacation according to the following schedule:

          YEARS OF SERVICE WITH COMPANY            VACATION
          Less than 10 years                       4 weeks
          More than 10 years                       5 weeks

The Employee shall take such vacation at such time or times as shall be mutually agreed upon with the Company. The maximum amount of vacation time that Employee may have on the Company's books at any time shall be one year's vacation allotment.

                  (d) During the Employment Term (and any renewal term), the Employee shall be entitled, at no cost to Employee, to such insurance and health and medical benefits as are from time to time in effect and are generally made available to other similar employees of the Company pursuant to the policies of the Company; provided, however, that the Employee shall be required to comply
             --------  -------
with the conditions attendant to coverage and shall

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comply with and be entitled to benefits only in accordance with the terms and conditions of such coverage. The Company may withhold from any benefits payable to the Employee all federal, state, local or other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation.

                  (e) During the Employment Term (and any renewal term), the Employee shall be eligible to participate in the pension, compensation and bonus plans or programs that from time to time are made available to other employees of the Company, subject to any applicable waiting periods, all in accordance with the terms and provisions of such plans or programs.

                  (f) During the Employment Term (and any renewal term), the Company shall pay expenses up to $1,500.00 per month incurred by Employee in connection with the lease or ownership of an automobile to be used primarily for Company business and for all related expenses.

                  (g) During the Employment Term (and any renewal term), the Company shall reimburse Employee up to $12,000.00 per year for the annual dues for membership in one (1) country club or other perquisites of equivalent monetary value, at the discretion of the Employee.

                  (h) During the Employment Term (and any renewal term), the Company shall maintain a policy of life insurance for Employee in a face amount not less than two times Employee's then existing base salary. Employee shall designate, at his discretion, the beneficiary of such life insurance.

          Section 4.  Expenses.  The Employee shall be entitled to reimbursement
                      --------
for his ordinary and necessary business expenses actually incurred during the Employment Term in the performance of his duties under Sections 1 and 2 of this Agreement, if and to the extent supported by such reasonable documentation as may be requested by the Company.

          Section 5.  Termination of Employment Term.
                      ------------------------------

                  (a) In the event of the death of the Employee during the term of his employment (or any renewal term), the Employee's employment shall terminate and this Agreement shall terminate on the date of such death;
provided, however, that the Employee, his estate or legal representative, as the
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case may be, shall be entitled to receive, and the Company shall pay, any unpaid
Salary and other benefits and reimbursable expenses accrued and owing to the Employee with respect to his employment prior to the termination. The sum of such amounts shall hereinafter be referred to as the "Accrued Obligations" which shall be paid to Employee's estate or beneficiary within thirty (30) days of the date of termination.

                  (b) If the Company determines in good faith that the Disability of Employee has occurred (pursuant to the definition of Disability set forth below), it may give to

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Employee written notice of its intention to terminate Employee's employment. In such event, Employee's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Employee, provided that, within the 30 days after such receipt, Employee shall not have returned to full-time performance of his duties. For the purposes of this Agreement, "Disability" shall mean a physical or mental impairment which substantially limits a major life activity of Employee and which renders Employee unable to perform the essential functions of his position, even with reasonable accommodation which does not impose an undue hardship on the Company and which has lasted at least 120 consecutive days. In the event of termination of this Agreement on account of Employee's disability, within thirty (30) days of termination of this Agreement, the Company shall pay to Employee (i) all Accrued Obligations and
(ii) a lump sum amount equal to one year of Employee's salary and his most recent bonus. In addition, the Company shall reimburse Employee for any payments made by him to the Company (or its insurance carrier) for the purpose of continuation of his medical and dental insurance under the provisions of the Consolidated Omnibus Reconciliation Act (COBRA).

                  (c) The Company shall have the right to terminate the Employee's employment and to terminate this Agreement, in the event: (i) the Employee fails to substantially perform or repeatedly neglects his duties assigned in accordance with this Agreement in any continuing manner after notice from the Company of such failure or neglect; (ii) the Employee willfully fails or refuses to substantially follow or comply with the directions of the Board of Directors or of a superior officer or the policies or work rules of the Company;
(iii) the Employee through his intentional action or inaction has subjected the Company to any criminal or civil liability under any applicable law; (iv) the Employee is indicted or convicted for any misdemeanor involving moral turpitude or any felony; (v) the Employee has used any narcotic or other illegal or controlled substance or abused or otherwise excessively used any alcoholic product or any prescription stimulant or depressant and such abuse or excessive use has interfered with Employee's performance of his duties hereunder; (vi) the Employee has misappropriated any asset or property of the Company, including (without limitation) any theft or embezzlement or any diversion of any corporate opportunity; (vii) the Employee has breached any of his covenants and agreements contained in this Agreement, including (without limitation) those contained in
Section 7 hereof; or (viii) the Employee concealed or misrepresented any material fact in seeking employment hereunder. The Employee acknowledges and agrees that any of the foregoing reasons constitute adequate and sufficient cause for termination, and if the Company elects such termination, the Employee shall be entitled to receive only the Accrued Obligations (which, however, shall be subject to offset by the Company with respect to all amounts then owing to the Company by the Employee, including amounts respecting misappropriated assets and properties).

                  (d) Employee shall have the right to terminate his employment and this Agreement by giving written notice of such termination within sixty
(60) days of the occurrence of any of the following events: (i) The Company materially changes Employee's title, duties, scope of responsibility, or reporting relationship; or (ii) Employee is required to perform his principal duties at a location more than 25 miles from the Company's address set forth in the preamble to this Agreement. The purchase of the Company by another entity which subsequently operates the Company as a wholly owned subsidiary shall not constitute a material change under clause (i) above so long as Employee's duties and scope of responsibilities within the Company are not materially changed. In the event of termination of this Agreement pursuant

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to this subsection, within thirty (30) days of termination of this Agreement, the Company shall pay to Employee (i) all Accrued Obligations and (ii) a lump sum amount equal to Employee's salary and target bonus for the remainder of the Employment Term (or renewal term) but not less than one years' salary and target bonus.

                  (e) Any termination under this Section or termination of Employee's duties under Sections 1 and 2 of this Agreement, whether by the Employee or by the Company, shall be communicated by a notice of termination to the other party hereto, which shall set forth the facts and circumstances respecting such termination; provided, however, that no notice of termination
                             --------  -------  ----
need be given in the event of the death of the Employee.

                  (f) The Employee acknowledges and agrees that any termination under this Section is not intended, and shall not be deemed or construed, in any way to affect any of the Employee's covenants and obligations contained in Sections 7, 8, and 9 hereof, which shall continue in full force and effect.

                  (g) In the event the Company exercises its right not to renew this Agreement pursuant to Section 1 or terminates the Employee's employment hereunder, other than pursuant to Sections 5(a), 5(b), 5(c) or 6(a), the Company shall pay to the Employee within thirty (30) days of termination (i) all Accrued Obligations and (ii) a lump sum amount equal to Employee's salary and target bonus for the remainder of the Employment Term (or renewal term) but not less than one years' salary and target bonus.

          Section 6.  Change in Control-Termination of Employment and
                      -----------------------------------------------
Compensation in Event of Termination.  (a)  After a Change in Control of the
------------------------------------
Company (as such term is hereinafter defined) has occurred, if the Company (or any successor thereto) terminates the Employee's employment with the Company within one year after the Change in Control, the Employee (i) shall be entitled to his salary, bonuses, awards, perquisites and benefits, including, without limitation, benefits and awards under the Company's stock option plans and the Company's pension and retirement plans and programs, accrued through the date the Employee's employment with the Company is terminated (the "Termination Date") and, in addition, thereto, (ii) shall be entitled to be paid in a lump-sum, on the Termination Date, an amount of cash (to be computed, at the expense of the Company, by the partner of Deloitte & Touche, LLP, independent certified public accountants to the Company or such other independent certified accountants regularly employed by the Company (the "Accountants") in charge of the Company's account immediately prior to the Change in Control, whose computation shall be conclusive and binding upon the Employee and the Company) equal to 2.99 times Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code"). Such lump-sum payment is hereinafter referred to as the "Termination Compensation."

          (b) For purposes hereof, a Change in Control shall be deemed to have occurred if there has occurred a change in control as the term "control" is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), as follows: (i) when any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Act, except for an employee stock ownership trust (or any of the trustees thereof), becomes a beneficial

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owner, after the date hereof, directly or indirectly, of securities of the
Company representing twenty (20%) percent or more of the Company's then outstanding common stock, no par value per share; (ii) if the stockholders of the Company approve a plan of complete liquidation of the Company; or (iii) if the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the Company's assets. Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred as a result of any event specified in clauses (i)-(iii) of this paragraph 4(b) if a majority of the Board of Directors approve such transaction prior to its occurrence.

          (c) Notwithstanding anything in this Agreement to the contrary, Employee shall have the right at his discretion to defer the Company's payment of all or part of the Termination Compensation to a subsequent year or years, provided that the Company shall not be required to pay the total Termination Compensation in more than five (5) payments. Employee shall provide written notice to the Company of any such deferral election in accordance with Section 11 of this Agreement.

          (d) It is intended that the "present value" of the payments and benefits to Employee, whether under this agreement or otherwise, which are includable in the computation of "parachute payments" shall not, in the aggregate, exceed 2.99 times the "base amount" (the terms "present value," "parachute payments" and "base amount" being determined in accordance with
Section 280G of the Code). Accordingly, if Employee receives payments or benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Accountants, subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code, the Termination Compensation shall be reduced by the smallest amount necessary, in the opinion of the Accountants, to avoid such tax. In addition, the Company shall have no obligation to make any payment or provide any benefit to Employee subsequent to payment of the Termination Compensation which, in the opinion of the Accountants, would subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code. No reduction in Termination Compensation or release of the Company from any payment or benefit obligation in reliance upon any aforesaid opinion of the Accountants shall be permitted unless the Company shall have provided to Employee a copy of any such opinion, specifically entitling Employee to rely thereon, no later than the date otherwise required for payment of the Termination Compensation or any such later payment or benefit.

          Section 7.  Restrictions Respecting Confidential Information.  (a) The
                      ------------------------------------------------
Employee has entered into the covenants and agreements contained in this Section 7 (i) in recognition of the competitive and confidential nature of the assets, properties, information and business of the Company, and (ii) in consideration of the compensation described in this Agreement.

                  (b) The Employee hereby covenants and agrees that, during the Employment Term and thereafter, the Employee will not, and will not cause, suffer or permit any family member living within his household or other affiliate of the Employee to, directly or indirectly, under any circumstance:
(i) disclose in any way any Confidential Information (as hereinafter defined) to any other person; (ii) act or fail to act so as to reveal any Confidential

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Information or otherwise impair the confidential or proprietary nature of any
Confidential Information; (iii) use any customer list, or other Confidential Information other than at the direction and for the benefit of the Company; or
(iv) offer or agree to, or cause or assist in the inception or continuation of, any such disclosure, impairment or use. For the purposes of the foregoing, "Confidential Information" shall mean any and all information pertaining to the assets, business, creditors, vendors, manufacturers, customers, data, employees, financial condition or affairs, formulae, methods, operations, procedures, reports, suppliers, systems and technologies of the Company, including (without limitation) the contracts, patents, trade secrets and customer lists developed or otherwise acquired by the Company during the Employment Term; provided, however, that Confidential Information shall exclude
                 --------  -------  ----
any information that is or becomes publicly available other than through disclosure (A) by the Employee or any of his family members or (B) by the Company, or any of its directors, officers, employees, consultants, agents or other representatives or affiliates. All Confidential Information is and will remain the sole and exclusive property of the Company. Following the Employment Term, the Employee shall exercise reasonable efforts to return all documents and other tangible items containing Confidential Information to the Company, without retaining any copies, notes or excerpts thereof, or to destroy such documents and items, as the Company may request.

                  (c) Notwithstanding anything to the contrary in this Agreement, the terms and provisions of this Section and Sections 8 through 18 of this Agreement, together with any definitions used in such terms and provisions, shall survive the termination or expiration of the Employee's employment under Sections 1 and 2 hereof, irrespective of (i) the reason therefor, and (ii) whether such termination was permitted hereunder or under applicable law and the Company will have the right to communicate with any future or prospective employer concerning Employee's continuing obligations under this Agreement.

          Section 8.  Enforcement, Etc.  The Company, in its sole discretion,
                      ----------------
may proceed to exercise or enforce any right, power, privilege, remedy or interest that the Company may have under this Agreement or applicable law: at law, in equity, in rem or in any other forum available under applicable law; without notice except as otherwise expressly provided herein; without pursuing, exhausting or otherwise exercising or enforcement any other right, power, privilege, remedy or interest that the Company may have against or in respect of the Employee or any other person or thing; and without regard to any act or omission of the Company or any other person. The Company may institute one or more proceedings (which may be separate proceedings) with respect to this Agreement in such order and at such times as the Company may elect in its sole and absolute discretion.

          Section 9.  Equitable Relief.  The Employee acknowledges and agrees
                      ----------------
that it will be impossible to measure in money the damage to the Company in the event of a breach of any of the terms and provisions of Section 7 of this Agreement, and that, in the event of any such breach, the Company will not have an adequate remedy at law, although the foregoing shall not constitute a waiver of any of the Company's rights, powers, privileges and remedies against or in respect of a breaching party or any other person or thing under this Agreement, or applicable law. It is therefore agreed that the Company, in addition to all other such rights, powers, privileges and remedies that it may have, shall be entitled to injunctive relief, specific performance or such other equitable relief as the Company may request to exercise or otherwise enforce any of those terms and provisions and to enjoin or otherwise restrain any act prohibited

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thereby, and the Employee will not raise and hereby waives any objection or defense that there is an adequate remedy available at law.

          Section 10.  Representations and Warranties of Employee.
                       ------------------------------------------
                  (a) (i) In order to induce the Company to enter into this Agreement, the Employee represents and warrants to the Company that: (i) the execution and delivery of this Agreement by the Employee and the performance of his obligations hereunder will not violate or be in conflict with any fiduciary or other duty, instrument, agreement, document, arrangement or other understanding to which the Employee is a party or by which he is or may be bound or subject; and (ii) the Employee is not a party to any instrument, agreement, document, arrangement or other understanding with any person (other than the Company) requiring or restricting the use or disclosure of any confidential information or the provision of any employment, consulting or other services.

                  (b) The Employee hereby agrees to indemnify and hold harmless the Company from and against any and all losses, costs, damages and expenses (including without limitation, its reasonably attorneys' fees) incurred or suffered by the Company resulting from any breach by the Employee of any of his representations or warranties set forth in Section 10(a) hereof.

          Section 11.  Notice.  Except as otherwise expressly provided, any
                       ------
notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth in the preamble to this Agreement (or at such other address as shall be designated hereunder by notice to the other party hereto, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day sent by certified or registered United States mail, postage prepaid and return receipt requested; or
(iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day). If a certificate, signed notice or other signed item is expressly required by another provision of this Agreement, a manually signed original must be delivered by the party giving it; any other notice, request, demand or other communication also may be sent by telecopy, with the cost of transmission prepaid or for the account of the sender, and shall (except as otherwise specified in this Agreement) be deemed conclusively to have been given on the first business day following the day duly sent.

          Section 12.  Section and Other Headings.  The section and other
                       --------------------------
headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          Section 13.  Governing Law.  This Agreement has been executed and
                       -------------
delivered, and shall be governed by and construed in accordance with the applicable laws pertaining, in the State of California.

          Section 14.  Severability.  In the event that any term or provision of
                       ------------
this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise

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

unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement. If any provision of Section 7 hereof is held to be unenforceable because of the scope or duration of any such provision, the parties agree that any court making such determination shall have the power to reduce the scope or duration of such provision, and said provision shall be enforceable in such reduced form.

          Section 15.  Counterparts.  This Agreement may be executed in two
                       ------------
counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon both of the parties hereto.

          Section 16.  Successors and Assigns; Assignment.  Whenever in this
                       ----------------------------------
Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of the Employee in this Agreement shall inure to the benefit of the successors and assigns of the Company; provided, however, that nothing herein shall be deemed to authorize
             --------  -------  ----
or permit the Employee to assign any of his rights or obligations under this Agreement to any other person (whether or not a family member or other affiliate of the Employee), and the Employee covenants and agrees that he shall not make any such assignment.

          Section 17.  Modification, Amendment, Etc.  Each and every
                       ----------------------------
modification and amendment of this Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement shall be in writing and signed by each affected party hereto.

          Section 18.  Entire Agreement.  This Agreement contains the entire
                       ----------------
agreement of the parties and supersedes all other representations, warranties, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

          In Witness Whereof, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                        Employee



                                             Name:  Brian A. Seigel


                                        Rockford Industries, Inc.

                                        Name: ________________________
                                        Title: _______________________

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